Exhibit 3.1

BY-LAWS

of

C. R. BARD, INC.

(A New Jersey Corporation)

(Amended and Restated December 22, 2016)

ARTICLE I

OFFICES

The principal office of the Corporation shall be in the Borough of New Providence, County of Union, State of New Jersey. The Corporation may also establish and have such other offices as needed for the conduct of its business at such other place or places within or without the state of New Jersey as may from time to time be designated by the Board of Directors.

ARTICLE II

SEAL

The Corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization, and the words, “CORPORATE SEAL, NEW JERSEY”.

ARTICLE III

STOCKHOLDERS’ MEETINGS

SECTION 1. Place of Meetings. Meetings of the stockholders may be held at the principal office in New Jersey or at such other place within or without the State of New Jersey as from time to time may be designated by the Board of Directors and stated in the notice of meeting.

SECTION 2. Annual Meetings. The annual meeting of stockholders for the election of Directors and the transaction of such other business as may properly be brought before the meeting shall be held on the third Wednesday in April in each year or such other date as shall be designated by the Board of Directors. If this date shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day which is not a legal holiday.

SECTION 3. Business Transacted-Annual Meetings. At any annual meeting of the stockholders of the Corporation, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who complies with the procedures set forth in this Section 3. For business properly to be brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder’s notice pursuant to this Section 3 must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made. To be in proper written form, a stockholder’s notice to the Secretary pursuant to this Section 3 shall set forth in writing as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business. Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 3. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 3, and, if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

SECTION 4. Special Meetings. Except as otherwise provided by law, special meetings of the stockholders may be called at any time by the Chairman of the Board, the President, or a majority of the Board of Directors.

SECTION 5. Business Transacted-Special Meetings. Business transacted at any special meeting shall be confined to the purpose or purposes stated in the notice thereof.

SECTION 6. Notice of Meetings. Written notice of the annual meeting or of a special meeting, stating the time, place, and purpose or purposes of the meeting, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, to each stockholder of record entitled to vote at such meeting.

SECTION 7. Quorum and Adjournment. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, represented in person or by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Amended and Restated Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders present in person or represented by proxy shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present or represented. The person presiding at any meeting of stockholders may adjourn the meeting to another time and/or place from time to time, if such person reasonably believes that adjournment is in the best interest of the corporation and its stockholders, with respect to any or all business to be conducted and/or any or all proposals to be considered at such meeting, whether or not there is a quorum. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

SECTION 8. Voting. Whenever any action, other than the election of directors, is to be taken by vote of the stockholders, it shall be authorized by a majority of the votes cast at a meeting of stockholders at which a quorum is present by the holders of shares entitled to vote thereon, unless a greater plurality is required by law or by the Restated Certificate of Incorporation.

SECTION 9. Proxies. Any stockholder of record entitled to vote may be represented at any annual or special meeting of the stockholders by a duly appointed proxy. A proxy may be given in any manner, and may take any form, allowed by applicable law provided that it is filed with, or communicated to, the Secretary of the meeting before being voted.

SECTION 10. Consents to Corporate Action. (a) Action by Written Consent. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation, subject to the provisions of subsections (b) and (c) of this Section 10, may be taken without a meeting upon the written consent (which shall set forth the action to be so taken) of less than all the stockholders entitled to cast at least the minimum number of votes which would be required to take such action at a meeting at which all stockholders entitled to vote thereon are present; provided, however, that prompt notice of the taking of corporate action without a meeting and by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

(b) Determination of Record Date for Action by Written Consent. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be fixed by the Board of Directors of the Company. Any stockholder seeking to have the stockholders of the

Corporation authorize or take corporate action by written consent without a meeting shall, by written notice to the Secretary of the Corporation, request the Board of Directors to fix a record date. Upon receipt of such a request, the Secretary shall, as promptly as practicable, call a special meeting of the Board of Directors to be held as promptly as practicable. At such meeting, the Board of Directors shall fix a record date within the limitations provided in Section 14A:5-7 (or its successor provision) of the New Jersey Business Corporation Act. Notice of the record date shall be published in accordance with the rules and policies of any stock exchange on which securities of the Company are then listed. Should the Board of Directors fail to fix a record date as provided for in this paragraph (b), then the record date shall be the close of business on the day next preceding the day on which notice of the meeting is given or, if no notice is given, the day next preceding the day on which the meeting is held.

(c) Procedures for Written Consent. In the event of the delivery to the Company of a written consent or consents purporting to represent the requisite voting power to authorize or take corporate action and/or related revocations, the Secretary of the Corporation shall provide for the safe-keeping of such consents and revocations and shall engage nationally recognized independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. No action by written consent without a meeting shall be effective until such inspectors have completed their review, have determined that the requisite number of valid and unrevoked consents has been obtained to authorize the action specified in the consents, and have certified such determination for entry into the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders.

ARTICLE IV

DIRECTORS

SECTION 1. Number and Term of Directors. The Board of Directors shall consist of no fewer than three and no more than 14 Directors. The exact number of Directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the whole Board of Directors.

No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director. Commencing at the annual meeting of stockholders that is held in calendar year 2013 (the “2013 Annual Meeting”), Directors shall be elected annually for terms of one year, except that any Director in office at the 2013 Annual Meeting whose term does not expire until the annual meeting of stockholders held in calendar year 2014 or calendar year 2015 (a “Continuing Classified Director”) shall continue to hold office until the end of the term for which such Continuing Classified Director was previously elected and until such Continuing Classified Director’s successor shall have been elected and qualified. Except as otherwise required by law, until the term of a Continuing Classified Director or any other Director expires or otherwise terminates as aforesaid, such Directors may be removed from office by the stockholders of the Corporation or the Board of Directors only for cause pursuant to the applicable provisions of the New Jersey Business Corporation Act. Directors need not be residents of the State of New Jersey nor stockholders of the Corporation.

SECTION 2. Vacancies. Any vacancy occurring in the Board of Directors, including any vacancy resulting from an increase in the number of Directors, may be filled until the next succeeding Annual Meeting of Stockholders by the affirmative vote of a majority of the remaining Directors through less than a quorum of the Board of Directors.

SECTION 3. Notice of Stockholder Nominees. Only persons who are nominated in accordance with the procedures set forth in Section 3 or Section 4 of this Article IV shall be eligible for election as Directors of the Corporation. Nominations of persons for election to the Board of Directors of the Corporation may be made at an annual meeting of stockholders (a) by or at the direction of the Board of Directors, (b) by any stockholder of the Corporation entitled to vote for the election of Directors at such annual meeting who complies with the procedures set forth in this Section 3, or (c) by an Eligible Stockholder (as defined in Section 4 below) who complies with the requirements and procedures set forth in Section 4. All nominations by stockholders shall be made pursuant to timely notice in proper written form to the Secretary of the Corporation. To be timely, a stockholder’s notice pursuant to this Section 3 shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made. To be in proper written form, such stockholder’s notice pursuant to this Section 3 shall set forth in writing (a) as to each person whom the stockholder proposes to nominate for election or re-election as a Director, (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected and (ii) a completed and signed questionnaire, representation and agreement required by this Section 3 as set forth in the following paragraph; and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation’s books, of such stockholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director pursuant to this Section 3 shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee. In the event that a stockholder seeks to nominate one or more Directors pursuant to this Section 3, the Secretary shall appoint two inspectors, who shall not be affiliated with the Corporation, to determine whether a stockholder has complied with this Section 3. If the inspectors shall determine that a stockholder has not complied with this Section 3, the inspectors shall direct the chairman of the meeting to declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-Laws of the Corporation, and the chairman shall so declare to the meeting and the defective nomination shall be disregarded.

To be eligible to be a nominee for election or reelection as a Director of the Corporation under Section 3 of this Article IV, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 3 of this Article IV) to the Secretary of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (i) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Agreement”) that has not been disclosed to the Corporation, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director (a “Compensation Arrangement”) that has not been disclosed therein, and (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a Director of the Corporation, and will comply with, applicable law and all applicable publicly disclosed corporate governance, conflict of interest, corporate opportunities, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

SECTION 4. Proxy Access for Director Nominations. (i) Subject to the provisions of this Section 4, the Corporation shall include in its proxy statement (including its form of proxy) for an annual meeting of stockholders the name of any stockholder nominee for election to the Board of Directors submitted pursuant to this Section 4 (each, a “Proxy Access Nominee”) provided (a) timely written notice of such Proxy Access Nominee satisfying this Section 4 (“Proxy Access Notice”) is delivered to the Secretary of the Corporation by or on behalf of a stockholder or stockholders that, at the time the Proxy Access Notice is delivered, satisfy the ownership and other requirements of this Section 4 (such stockholder or stockholders, and any person on whose behalf they are acting, the “Eligible Stockholder”), (b) the Eligible Stockholder expressly elects in writing at the time of providing the Proxy Access Notice to have its nominee included in the Corporation’s proxy statement pursuant to this Section 4, and (c) the Eligible Stockholder and the Proxy Access Nominee otherwise satisfy the requirements of this Section 4 and the director qualifications requirements set forth in the Corporation’s Corporate Governance Guidelines and any other documents setting forth qualifications for directors.

(ii) To be timely, a Proxy Access Notice pursuant to this Section 4 must be delivered to the Secretary of the Corporation or mailed and received at the principal executive offices of the Corporation not less than 120 days nor more than 150 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, a Proxy Access Notice to be timely must be so received not later than the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Corporation. In no event shall the public announcement of any adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a Proxy Access Notice as described above.

(iii) In addition to including the name of the Proxy Access Nominee in the Corporation’s proxy statement for the annual meeting, the Corporation also shall include (a) the information concerning the Proxy Access Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder and (b) if the Eligible Stockholder so elects, a Statement (as defined below) (collectively, the “Required Information”). Nothing in this Section 4 shall limit the Corporation’s ability to solicit against and include in its proxy statement its own statements relating to any Proxy Access Nominee.

(iv) The number of Proxy Access Nominees (including Proxy Access Nominees that were submitted by an Eligible Stockholder for inclusion in the Corporation’s proxy statement pursuant to this Section 4 but either are subsequently withdrawn or that the Board of Directors decides to nominate (a “Board Nominee”)) appearing in the Corporation’s proxy statement with respect to an annual meeting of stockholders shall not exceed the greater of (i) two or (ii) 20% of the number of directors in office as of the last day on which a Proxy Access Notice may be delivered pursuant to this Section 4 (the “Final Proxy Access Nomination Date”) or, if such amount is not a whole number, the closest whole number below 20% (the “Permitted Number”); provided, however, that (a) any director in office as of the nomination deadline who was included in the Corporation’s proxy statement as a Proxy Access Nominee for any of the two preceding annual meetings and whom the Board of Directors decides to nominate for election to the Board of Directors will be counted against the Permitted Number, and (b) in the event that one or more vacancies for any reason occurs on the Board of Directors at any time after the Final Proxy Access Nomination Date and before the date of the applicable annual meeting of stockholders and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced. In the event that the number of Proxy Access Nominees submitted by Eligible Stockholders pursuant to this Section 4 exceeds the Permitted Number, each Eligible Stockholder shall select one Proxy Access Nominee for inclusion in the Corporation’s proxy statement until the Permitted Number is reached, going in order of the amount (greatest to least) of voting power of the capital stock of the Corporation entitled to vote on the election of directors as disclosed in the Proxy Access Notice. If the Permitted Number is not reached after each Eligible Stockholder has selected one Proxy Access Nominee, this selection process shall continue as many times as necessary, following the same order each time, until the Permitted Number is reached.

(v) An Eligible Stockholder must have owned (as defined below) continuously for at least three years a number of shares that represents 3% or more of the total voting power of the Corporation’s outstanding shares of capital stock entitled to vote in the election of directors (the “Required Shares”) as of both the date the Proxy Access Notice is delivered to or mailed and received by the Corporation in accordance with this Section 4 and the record date for determining stockholders entitled to vote at the annual meeting and must continue to own the Required Shares through the meeting date. For purposes of satisfying the ownership requirement under this Section 4, the shares of the capital stock of the Corporation owned by one or more stockholders, or by the person or person who own shares of the capital stock of the Corporation and on whose behalf any stockholder is acting, may be aggregated, provided that (a) the number of stockholders and other persons whose ownership of shares is aggregated for such purposes shall not exceed 20, (b) each stockholder or other person whose shares are aggregated shall have held such shares continuously for at least three years, and (c) a group of two or more funds that are (1) under common management and investment control, (2) under common management and funded primarily by the same employer (or by a group of related employers that are under common control), or (3) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one stockholder or person for this purpose. Whenever an Eligible Stockholder consists of a group of stockholders and/or other persons, any and all requirements and obligations for an Eligible Stockholder set forth in this Section 4 must be satisfied by and as to each such stockholder or other person, except that shares may be aggregated to meet the Required Shares as provided in this Section 4. With respect to any one particular annual meeting, no stockholder or other person may be a member of more than one group of persons constituting an Eligible Stockholder under this Section 4.

(vi) For purposes of this Section 4, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of the capital stock of the Corporation as to which the person possesses both (a) the full voting and investment rights pertaining to the shares and (b) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (a) and (b) shall not include any shares (x) sold by such person or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such person or any of its affiliates for any purposes or purchased by such person or any of its affiliates pursuant to an agreement to resell, or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument or agreement entered into by such person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the capital stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such person’s or affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such person or affiliate. A person shall “own” shares held in the name of a nominee or other intermediary so long as the person retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A person’s ownership of shares shall be deemed to continue during any period in which (i) the person has loaned such shares, provided that the person has the power to recall such loaned shares on five business days’ notice and provides a representation that it will promptly recall such loaned shares upon being notified that any of its Proxy Access Nominees will be included in the Corporation’s proxy statement, or (ii) the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the person. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. For purposes of this Section 4, the term “affiliate” shall have the meaning ascribed thereto in the regulations promulgated under the Exchange Act.

(vii) An Eligible Stockholder must provide with its Proxy Access Notice the following information in writing to the Secretary of the Corporation: (a) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven calendar days prior to the date the Proxy Access Notice is delivered to or mailed and received by the Corporation, the Eligible Stockholder owns, and has owned continuously for the preceding three years, the Required Shares, and the Eligible Stockholder’s agreement to provide (1) within five business days after the record date for the meeting, written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date and (2) immediate notice if the Eligible Stockholder ceases to own any of the Required Shares prior to the date of the applicable annual meeting of stockholders; (b) documentation satisfactory to the Corporation demonstrating that a group of funds qualifies to be treated as one stockholder or person for purposes of this Section 4; (c) a representation that the Eligible Stockholder (including each member of any group of stockholders that together is an

Eligible Stockholder hereunder): (1) intends to continue to own the Required Shares through the date of the annual meeting, (2) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent, (3) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Proxy Access Nominee(s) being nominated pursuant to this Section 4, (4) has not engaged and will not engage in, and has not and will not be, a “participant” in another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Proxy Access Nominee(s) or a Board Nominee, (5) will not distribute to any stockholder any form of proxy for the meeting other than the form distributed by the Corporation, and (6) has provided and will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; (d) the written consent of each Proxy Access Nominee to be named in the Corporation’s proxy statement as a nominee and to serve as a director if elected; (e) a copy of the Schedule 14N that has been filed with the SEC as required by Rule 14a-18 under the Exchange Act; (f) in the case of a nomination by a group of stockholders that together is an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating stockholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination; and (g) an undertaking that the Eligible Stockholder agrees to (1) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the Corporation’s stockholders or out of the information that the Eligible Stockholder provides to the Corporation, (2) in a form satisfactory to the Corporation, indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination, solicitation or other activity by the Eligible Stockholder in connection with its efforts to elect the Proxy Access Nominee pursuant to this Section 4, (3) file with the SEC any solicitation or other communication with the Corporation’s stockholders relating to the annual meeting at which the Proxy Access Nominee will be nominated, regardless of whether any such filing is required under Section 14 of the Exchange Act and the rules and regulations promulgated thereunder or whether any exemption from filing is available for such solicitation or other communication under Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and (4) comply with all other applicable laws, rules, regulations and listing standards with respect to any solicitation in connection with the meeting.

(viii) The Eligible Stockholder may include with its Proxy Access Notice, a written statement for inclusion in the Corporation’s proxy statement for the meeting, not to exceed 500 words, in support of the Proxy Access Nominee’s candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Article IV, the Corporation may omit from its proxy statement any information or Statement that it believes would violate any applicable law, rule, regulation or listing standard.

(ix) Each Proxy Access Nominee must:

(a)	deliver (within five business days of the Corporation’s request) to the Secretary of the Corporation a written representation and agreement (in a form deemed satisfactory to the Corporation) that the Proxy Access Nominee (1) is not and will not become a party to any Voting Agreement that has not been disclosed to the Corporation, (2) is not and will not become a party to any Compensation Arrangement that has not been disclosed to the Corporation, and (3) in the Proxy Access Nominee’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with, applicable law and all applicable publicly disclosed corporate governance, conflict of interest, corporate opportunities, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

(b)	complete, sign and submit all questionnaires required of the Corporation’s Board of Directors within five business days of receipt of each such questionnaire from the Corporation; and

(c)	provide within five business days of the Corporation’s request such additional information as the Corporation determines may be necessary to permit the Board of Directors to determine whether such Proxy Access Nominee meets the requirements of this Section 4 and/or the Corporation’s requirements with regard to director qualifications and policies and guidelines applicable to directors, including whether (1) such Proxy Access Nominee is independent under the listing standards of each U.S. exchange upon which the capital stock of the Corporation is listed, any applicable rules of the SEC, and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the directors (the “Independence Standards”), (2) such Proxy Access Nominee has any direct or indirect relationship with the Corporation, and (3) such Proxy Access Nominee is not and has not been subject to (A) any event specified in Item 401(f) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), or (B) any order of the type specified in Rule 506(d) of Regulation D under the Securities Act.

(x) In the event that any information or communications provided by the Eligible Stockholder or Proxy Access Nominee to the Corporation or its stockholders ceases to be true and correct in any respect or omits a fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Proxy Access Nominee, as the case may be, shall promptly notify the Secretary of the Corporation of any such inaccuracy or omission in such previously provided information and of the information that is required to make such information or communication true and correct; it being understood that providing any such notification shall not be deemed to cure any defect or limit the Corporation’s right to omit a Proxy Access Nominee from its proxy materials as provided in this Section 4.

(xi) The Corporation shall not be required to include, pursuant to this Section 4, a Proxy Access Nominee in its proxy statement (or, if the proxy statement has already been filed, to allow the nomination of a Proxy Access Nominee, notwithstanding that proxies in respect of such vote may have been received by the Corporation) (a) for any meeting for which the Secretary of the Corporation receives a notice that any stockholder has nominated a person for election to the Board of Directors pursuant to Section 3 of this Article IV, (b) if the Eligible Stockholder who has nominated such Proxy Access Nominee has nominated for election to the Board of Directors at the meeting any person other than pursuant to this Section 4, or has or is engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than its Proxy Access Nominee(s) or a Board Nominee, (c) who is not independent under the Independence Standards, (d) who does not meet the audit committee independence requirements under the listing standards of each U.S. exchange upon which the Corporations’ capital stock is listed, is not a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act or is not an “outside director” for purposes of Section 162(m) of the Internal Revenue Code, (e) whose election as a member of the Board of Directors would violate or cause the Corporation to be in violation of these By-Laws, the Certificate of Incorporation, any applicable publicly disclosed corporate governance, conflict of interest, corporate opportunities, confidentiality and stock ownership and trading policies and guidelines of the Corporation or other document setting forth qualifications for directors, the listing standards of each exchange upon which the capital stock of the Corporation is listed, or any applicable state or federal law, rule or regulation, (f) if the Proxy Access Nominee is or becomes a party to any Voting Agreement that has not been disclosed to the Corporation, (g) if the Proxy Access Nominee is or becomes a party to any Compensation Arrangement that has not been disclosed to the Corporation, (h) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, (i) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past 10 years, (j) who is subject to any order of the type specified in Rule 506(d) of Regulation D under the Securities Act, or (k) if such Proxy Access Nominee or the applicable Eligible Stockholder shall have provided information to the Corporation in respect of such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading or shall have breached its or their agreements, representations, undertakings and/or obligations pursuant to this Section 4.

(xii) Any Proxy Access Nominee who is included in the Corporation’s proxy statement for a particular annual meeting of stockholders but either (a) withdraws from or becomes ineligible or unavailable for election at the meeting or (b) does not receive a number of votes cast in favor of his or her election at least equal to 25% of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the Proxy Access Nominee’s election, shall be ineligible to be included in the Corporation’s proxy statement as a Proxy Access Nominee pursuant to this Section 4 for the next two annual meetings of stockholders following the meeting for which the Proxy Access Nominee has been nominated for election.

(xiii) The Board of Directors (and any other person or body authorized by the Board of Directors) shall have the power and authority to interpret this Section 4 and to make any and all determinations necessary or advisable to apply this Section 4 to any persons, facts or circumstances, including the power to determine (a) whether a person or group of persons qualifies as an Eligible Stockholder, (b) whether outstanding shares of the capital stock of the Corporation are “owned” for purposes of meeting the ownership requirements of this Section 4, (c) whether a notice complies with the requirements of this Section 4, (d) whether a person satisfies the qualifications and requirements to be a Proxy Access Nominee, (e) whether inclusion of the Required Information in the Corporation’s proxy statement is consistent with all applicable laws, rules, regulations and listing standards, and (f) whether any and all requirements of this Section 4 have been satisfied. Any such interpretation or determination adopted in good faith by the Board of Directors (or any other person or body authorized by the Board of Directors) shall be conclusive and binding on all persons, including the Corporation and all record or beneficial owners of stock of the Corporation.

(xiv) This Section 4 provides the exclusive method for a stockholder to include nominees for election to the Board of Directors in the Corporation’s proxy materials.

SECTION 5. Duties and Powers. The Board of Directors shall have the control and management of the affairs of the Corporation and shall exercise all such powers of the Corporation and do all such lawful acts and things necessary or expedient in the control and management thereof as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders. The Directors may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation as they may deem proper, not inconsistent with the laws of the State of New Jersey.

SECTION 6. Meetings of the Board of Directors. Meetings of the Board of Directors shall be held at the office of the Corporation or at any other place within or without the State of New Jersey which the Chairman of the Board, or the President or a majority of the Board of Directors may from time to time designate. There shall be an annual meeting of the Board of Directors held without notice upon the day of their election or as soon thereafter as convenient and such regular meetings, without notice, as the Board of Directors may by resolution establish. The Chairman of the Board or the President may call a special meeting of the Board of Directors and shall call a special meeting of the Board of Directors whenever requested in writing by five (5) or more Directors so to do. Not less than two (2) days prior notice shall be given to each Director by the Secretary of each special meeting of the Board of Directors. Such notice may be given by United States mail, electronic mail, telecopy, overnight or same day courier or hand delivery or in person.

A majority of the number of Directors shall constitute a quorum for the transaction of business, but the Director or Directors present, if less than a quorum, may adjourn any meeting from time to time until such quorum be present. All questions coming before the Board shall be determined and decided by a majority vote of Directors present. Each Director shall be entitled to one (1) vote at all meetings of Directors.

SECTION 7. Compensation of Directors. Directors, as such, shall not receive any stated salary for their services, but the Board may, from time to time, by resolution, fix the fees or compensation of the Directors for services as such to the Corporation, including attendance at meetings of the Board of Directors or any committee thereof. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 8. Executive Committee. The Board of Directors shall appoint an Executive Committee from the Directors, consisting of not less than three (3) members, which Committee shall have and exercise all of the authority of the Board of Directors in the management of the Corporation, except to the extent that the exercise of such authority would violate any applicable law or regulation or applicable rule or listing standard of any stock exchange. Vacancies in the membership of the Committee shall be filled by the Board of Directors at a regular or special meeting of the Board of Directors. The Executive Committee shall keep regular Minutes of its proceedings and report the same to the Board when required. A majority of the Committee shall be necessary to constitute a quorum, and in every case the vote of the majority of the members present shall be necessary for the passage of any resolution.

SECTION 9. Other Committees. The Board of Directors may appoint any other committee, standing or special, from time to time, from among its own members or otherwise confer powers on such committee and revoke such powers and terminate the existence of such committee at its pleasure. Each such committee shall keep Minutes of its proceedings and report same to the Board when required.

ARTICLE V

NOTICES

SECTION 1. Giving of Notice. Whenever, under the provision of the law or of the Certificate of Incorporation or of these By-Laws, notice is required to be given to any Director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in person or in writing, by mail, addressed to such Director or stockholder at his address as it appears on the records of the Corporation, with postage thereon prepaid. Notice to Directors may also be given by electronic mail, telecopy, overnight or same day courier or hand delivery. Notice given in person shall be deemed to be given when actually given; notice given by United States mail shall be deemed to be given at the time when the same shall be deposited in the United States mail; notice given by electronic mail or telecopy shall be deemed to be given at the time when the same shall be transmitted; and notice given by overnight or same day courier or hand delivery shall be deemed to be given at the time when the same shall be delivered.

SECTION 2. Waiver. Whenever any notice whatever is required to be given under the provisions of the statutes or under the provisions of the Certificate of Incorporation or of these By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE VI

OFFICERS

SECTION 1. Election of Officers. The officers of the Corporation shall be a Chairman of the Board; a Chief Executive Officer; a President; a Chief Financial Officer; one or more Group Presidents and/or Group Vice Presidents; one or more Vice Presidents; a Secretary and a Treasurer. The Corporation may also have, at the discretion of the Board, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers, agents and employees as it shall deem necessary. Any two (2) of the aforesaid offices may be held by the same person. Every officer shall perform such duties as the Board of Directors may from time to time designate.

The Directors, immediately after each annual meeting of stockholders, shall appoint from their number a Chairman of the Board, a Chief Executive Officer, and a President. At such meeting the Directors shall also choose one or more Vice Presidents, a Secretary and a Treasurer, none of whom need be a member of the Board. The Board of Directors may elect such other officers as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

SECTION 2. Compensation. The salaries of all executive officers shall be fixed by the Board of Directors or any committee or subcommittee of the Board of Directors.

SECTION 3. Term and Removal. The officers of the Corporation shall hold office for one (1) year and until their successors are chosen and qualified in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Directors. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

SECTION 4. Chairman of the Board. The Chairman of the Board shall be an Officer of the Corporation and shall preside at all meetings of the Board of Directors and stockholders. He shall assist the Board of Directors and other officers in the formulation of the policies of the Corporation and shall be available to other officers for consultation and advice. He shall have such other powers and duties as may be from time to time prescribed by the Board of Directors.

SECTION 5. Chief Executive Officer. The Chief Executive Officer shall be either the Chairman of the Board or the President as designated by the Board of Directors. Under the direction of the Board of Directors, he shall have responsibility for the general direction of the Corporation’s business, policies and affairs. The Chief Executive Officer shall be empowered at any time and from time to time to issue and promulgate rules, regulations and directives relating to the conduct and the business and affairs of the Corporation. The Chief Executive Officer may hold such other offices of the Corporation as shall be designated by the Board of Directors. In the absence or disability of the Chairman of the Board, he shall preside over meetings of the Board of Directors and shareholders.

SECTION 6. President. The President shall be an officer and shall perform such duties as assigned to him by the Board of Directors or Chairman of the Board. Subject to the above, he shall have the general powers and duties of management usually vested in the office of President of the Corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or the By-Laws.

SECTION 7. Chief Operating Officer. The Chief Operating Officer shall be an officer and shall have the responsibility for the active executive management and direction of the operating divisions of the Corporation, subject to the overall direction of the Chief Executive Officer and to the control of the Board of Directors. He shall have such additional powers and duties as the Chief Executive Officer or the Board of Directors may from time to time assign to him.

SECTION 8. Chief Financial Officer. The Chief Financial Officer shall be an officer, elected and designated by the Board of Directors as Chief Financial Officer, who shall be responsible: (a) for the receipt, custody and disbursement of all funds and securities of the Corporation; (b) to receive and give receipts for monies due and payable to the Corporation from any source whatsoever and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall from time to time be selected; (c) to disburse the funds of the Corporation as ordered by the Chief Executive Officer or as required in the ordinary conduct of the business of the Corporation; (d) to render to the Chief Executive Officer or the Board of Directors, upon request, an account of all transactions and on the financial condition of the Corporation; and (e) in general, to perform all the duties incident to the office of Chief Financial Officer and such other duties as from time to time may be assigned by the Chief Executive Officer, or the Board of Directors.

SECTION 9. Group President/Group Vice President. The Corporation may have one or more Group Presidents and/or Group Vice Presidents. Such Group Presidents and/or Group Vice Presidents shall direct and guide such operations, divisions or groups of the Corporation as shall be assigned to them by the President or the Board of Directors, and shall assist the President in the development and formulation of overall company objectives, operating policies and plans, and shall have such additional powers and perform such additional duties as may be assigned by the President or the Board of Directors.

SECTION 10. Vice President. The Vice President, or if there shall be more than one, shall have such powers and perform such duties as may be assigned by the President or Board of Directors. Vice Presidents may be so designated by seniority and by function.

SECTION 11. Secretary. The Secretary shall attend all meetings of the Board of Directors and of the stockholders, and shall record all votes and the Minutes of all proceedings in a book to be kept for that purpose. The Secretary shall give or cause to be given notice of all meetings of the stockholders and the Board of Directors and shall affix the seal of the Corporation to all certificates of stock, and to such other documents as may require it, and shall have charge of the Corporation’s seal, and the stock certificate book, and such other books and papers as the Board of Directors may direct, and shall cancel all surrendered stock certificates before issuing new certificates, and shall preserve such cancelled certificates. The Secretary shall also perform such other duties as the Board of Directors may from time to time prescribe.

SECTION 12. Assistant Secretary. An Assistant Secretary shall have and exercise all the powers and duties of the Secretary in case of the Secretary’s absence or inability to act and shall have such other powers and perform such other duties as may be assigned to the Secretary by the Board of Directors.

SECTION 13. Treasurer. The Treasurer shall have the custody of the Corporate funds and securities and shall deposit all monies and other valuable effects in the name and to credit of the Corporation in such depositories as may be authorized by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements and shall render to the Corporation an account of all transactions and of the financial condition of the Corporation. The Treasurer shall perform such other duties and have such other powers as the Board, the Chief Executive Officer, the Chief Financial Officer, or the officer to whom he shall report may from time to time prescribe.

SECTION 14. Assistant Treasurer. An Assistant Treasurer shall have and exercise all the powers and duties of the Treasurer in case of the Treasurer’s absence or inability to act and shall have such other powers and perform such other duties as may be assigned by the Board of Directors.

SECTION 15. Controller. The Controller shall be the chief accounting officer of the Corporation and shall keep or cause to be kept correct records of the business and transactions of the Corporation and shall, upon request, at all reasonable times exhibit or cause to be exhibited such records at the place where such records are kept. He shall perform such other duties as from time to time may be assigned to him by the Chief Executive Officer, the President, the Chief Financial Officer or the officer to whom he shall report.

SECTION 16. General Counsel. The General Counsel shall be the chief legal officer of the Corporation and shall have, subject to the control of the Board of Directors and the Chief Executive Officer, general and active supervision and direction over the legal affairs of the Corporation. He shall have such other powers and perform such other duties as may be assigned to him by the Board of Directors, the Chief Executive Officer, or the officer to whom he shall report.

ARTICLE VII

CERTIFICATES OF STOCK

SECTION 1. Form. The certificates of stock of the Corporation shall be numbered and entered in the books of the Corporation as they are issued. They shall exhibit the holder’s name and the number of shares and shall be signed by the Chairman of the Board or the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and shall bear the Corporate seal. Such seal may be a facsimile, engraved or printed. Where certificates are manually signed by a Transfer Agent or Registrar who is not an officer or employee of the Corporation, all other signatures on the certificates may be facsimile.

SECTION 2. Transfer of Stock. Upon surrender to the Corporation or the Transfer Agent of the Corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto and cancel the old certificates; every such transfer of stock shall be entered on the stock books of the Corporation.

SECTION 3. Holders of Record. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claims to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of New Jersey.

ARTICLE VIII

GENERAL PROVISIONS

SECTION 1. Stockholders’ Record Date. Except as otherwise provided in these By-Laws, in order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the day of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 2. Dividends. Dividends upon the capital stock of the Corporation, subject to any provisions of the Certificate of Incorporation relating thereto, may be declared by the Board of Directors at any regular or special meeting, pursuant to law.

Before payment of any dividend, there may be set aside out of the net profits of the Corporation available for dividends such sum or sums as the Directors from time to time in their absolute discretion think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interests of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

SECTION 3. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

SECTION 4. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

ARTICLE IX

AMENDMENTS

These By-Laws may be altered, amended, or repealed or new By-Laws may be adopted by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board, subject to any provisions in the Amended and Restated Certificate of Incorporation or the statutes, reserving to the stockholders the power to adopt, amend, or repeal By-Laws, provided, however, that By-Laws made by the Board may be altered or repealed and new By-Laws made by the stockholders. The stockholders may prescribe that any By-Laws made by them shall not be altered or repealed by the Board.